UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

Juno Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36781 (Commission File Number)	46-3656275 (IRS Employer Identification No.)
400 Dexter Avenue North, Suite 1200
Seattle, Washington 98109
(Address of principal executive offices, including zip code)
(206) 582-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 31, 2018, the Board of Directors (the “Board”) of Juno Therapeutics, Inc. (“Juno”), upon recommendation of the Compensation Committee of the Board, authorized entering into tax reimbursement agreements with each of Bob Azelby, Hans Bishop, Bernard Cassidy, Steve Harr, Hyam Levitsky, and certain of Juno's other employees (collectively, the “Tax Reimbursement Agreements”).
The Tax Reimbursement Agreements provide that in the event any employee party to a Tax Reimbursement Agreement becomes subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such employee will be entitled to an additional payment to eliminate the economic impact on such employee of such excise tax.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Tax Reimbursement Agreements, a form of which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Tax Reimbursement Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
General Counsel & Corporate Secretary

Date: February 1, 2018